Exhibit 10.3

THIS SECURED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SYSOREX, INC.

SECURED PROMISSORY NOTE

$3,000,000.00	Issue Date: December 31, 2018

Sysorex, Inc., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Inpixon, a Nevada corporation, or its registered assigns (the “Holder”), up to an aggregate sum of Three Million Dollars ($3,000,000.00) or such other lesser amount as shall then equal the outstanding principal amount hereof (the “Principal Amount”), to be borrowed and disbursed in increments and identified on Schedule I attached hereto (each such borrowed amount referred to as the “Loan Amount”) plus all accrued unpaid interest, as set forth below, on the earlier to occur of (i) December 31, 2020 or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the “Maturity Date”). In addition, the Company agrees to pay $20,000.00 to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note, all of which amounts are included in the initial Loan Amount of this Note and is fully earned and payable as of the date hereof. Upon each disbursement under this Note, the Holder shall deliver an amended Schedule I setting forth the Disbursement Date and the then outstanding Loan Amount due to the Holder. The Company may continue to advance funds under this Note up to the Principal Amount through the Maturity Date. This Note is issued as of the Issue Date set forth above, pursuant to the terms of that certain Note Purchase Agreement, dated as of December 31, 2018 (the “Agreement”), by and between the Company and the Holder. The Company may borrow repay and borrow hereunder, as needed, for a total outstanding balance, exclusive of any unpaid accrued interest, not to exceed the Principal Amount at any one time.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Agreement. As used in this Note, the following terms, unless the context otherwise requires, shall have the following meanings:

(i) “Company” shall also include any corporation that, to the extent permitted by this Note, succeeds to, or assumes the obligations of, the Company under this Note.

(ii) “Holder”, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2. Payments. All payments for amounts due under this Note shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder, and all payments in cash shall be applied first to the Interest Amount (as defined below) and thereafter to the Loan Amount, subject to any such further conditions as set forth in Section 14 hereto.

3. Interest. Interest on the Loan Amount will accrue beginning as of the Disbursement Date set forth on Schedule 1 hereto with respect to any portion of the Loan Amount, at the rate of ten percent (10%) per annum (the “Interest Rate”). All accrued unpaid interest (the “Interest Amount”) shall be due and payable to the Holder on the Maturity Date. Upon the occurrence of an Event of Default (as defined below), interest shall accrue on the outstanding Loan Amount of this Note at the lesser of the rate of eighteen percent (18%) per annum or the maximum rate permitted by applicable law. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Interest payments shall be payable in cash.

4. Events of Default. If any of the events specified in this Section 4 shall occur (herein individually referred to as an “Event of Default”), the Holder of this Note may, provided such condition exists, declare the entire Loan Amount and Interest Amount hereon immediately due and payable, by written notice to the Company:

(i) Any failure by the Company to pay any of the Loan Amount or Interest Amount on this Note when due hereunder, and such failure continues for ten (10) days after written notice to the Company thereof; or

(ii) The institution by the Company of proceedings to adjudicate the Company as bankrupt or insolvent, or the consent by the Company to the institution of such proceedings; the filing by the Company of a petition, answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by the Company to the filing of any such petition; the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property; or the making of an assignment by the Company for the benefit of creditors, or the taking of any corporate action by the Company in furtherance of any such action; or

(iii) The commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation; unless, (a) within sixty (60) days after such commencement, the action has been resolved in favor of the Company, or all orders or proceedings thereunder affecting the operations or the business of the Company have been stayed; provided, however, that the stay of any such order or proceeding has not thereafter been set aside, or (b) within sixty (60) days after the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, without the consent or acquiescence of the Company thereto, such appointment is vacated.

5. Prepayment. This Note may be prepaid by the Company at any time without penalty or premium.

6. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon, and benefit the successors and assigns of, the parties hereto.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the Holder.

8. Transfer of This Note. With respect to any offer, sale or other disposition of this Note, the Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and opinion, if so requested, the Company, as soon as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. Any Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act unless, in the opinion of counsel for the Company, such legend is not required. The Company may issue stop-transfer instructions to the Company’s transfer agent in connection with any such restrictions.

9. Secured Note.

9.1 Except with respect to the security interest granted in connection with that certain Loan and Security Agreement, dated as of December 21, 2018, with Payplant LLC as agent for Payplant Alternatives Fund LLC (“Payplant Liens”) and Permitted Liens (as defined below), this Note shall constitute a security agreement for all purposes under applicable law. The Company hereby grants to the Holder, subject to any and all Payplant Liens and Permitted Liens now or hereafter existing with respect to same, a continuing first priority security interest in all assets of the Company whether now owned or hereafter acquired, including all proceeds therefrom (collectively, the “Collateral”) to secure the payment of this Note and all other loans and advances (including all renewals, modifications and extensions thereof) and all obligations of any and every kind and nature of the Company to the Holder, whether arising prior to, under or after this Note, however incurred or evidenced, plus all interest, reasonable costs, reasonable expenses and reasonable attorneys’ fees, which may be made or incurred by the Holder in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral. Except for Payplant Liens, Permitted Liens, whether or not now or hereafter existing, the Company shall not sell, assign, transfer, pledge or otherwise dispose of or encumber any Collateral to any third party while this Note is in effect without the prior written consent of the Holder in its sole discretion.

9.2 The Company shall execute and deliver to the Holder, concurrently with the Company’s execution of this Note and at any time or times hereafter at the request of the Holder, all financing statements, assignments, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that the Holder may reasonably request, in form satisfactory to the Holder, to perfect and maintain perfected the Holder’s security interests in the Collateral. In addition, the Company irrevocably authorizes the Holder, its agents, attorneys, and representatives, to file financing statements and amendments thereto at the Company’s expense, necessary to establish and maintain the Holder’s perfected security interest in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, the Company shall make appropriate entries on its books and records disclosing the Holder’s security interests in the Collateral. Immediately upon full satisfaction of this Note, including payment of the outstanding Loan Amount and reasonable fees and expenses due to the Company hereunder and pursuant to the Agreement (collectively, the “Liabilities”), without further notice from the Company, the Company may terminate any financing statements, assignments, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents used to perfect and maintain perfected the Holder’s security interests in the Collateral.

9.3 For purposes of this Agreement, “Permitted Liens” means:

9.3.1 purchase money security interests to secure purchase money indebtedness of the Company, so long as such security interests arise or are created (A) in the ordinary course of business and consistent with past practices and (B) substantially contemporaneously with the purchase or acquisition by the Company of the respective property or assets to which such security interests relate and the incurrence of the respective purchase money indebtedness which such security interests secure, secure only the respective purchase money indebtedness so incurred by the Company to enable the Company to so purchase or acquire such property or assets, and no other indebtedness, and encumber only the respective property or assets so purchased or acquired, and no other property or assets of the Company;

9.3.2 any liens arising in connection with capital leases or equipment financing arrangements of the Company;

9.3.3 liens acquired with liabilities assumed by the Company in connection with acquisitions of existing businesses, business divisions, or assets, in whole or in part after the date hereof;

9.3.4 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, processor’s, landlord’s liens or other like liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

9.3.5 liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations (excluding liens arising under ERISA), provided that no enforcement proceedings in respect of such liens are pending and provisions have been made for the payment of such liens on the books of such person as may be required by generally accepted accounting principles; and

9.3.6 liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents, trade contracts, surety and appeal bonds, performance bonds and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided, that in each case full provision for the payment of all such obligations.

10. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall conclusively be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties set forth below, and shall be deemed to have been received when delivered. Any party hereto may, by notice thereof, change its address for any such future notices as may be required or permitted hereunder.

Holder:	Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Attn: Wendy Loundermon

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

Attn: Melanie Figueroa, Esq.

Company:	Sysorex, Inc.

13880 Dulles Corner Lane, Suite 175

Herndon, VA 02171

Attn: Zaman Khan

with a copy (which shall not constitute notice) to:

Adams Corporate Law, Inc.

1851 E 1st St, Suite 900

Santa Ana, CA 92705-4066

Attn: Addison K. Adams, Esq.

11. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matters or rights whatsoever as a stockholder of the Company, and no dividends or interest shall be payable or accrued in respect of this Note or the interests represented hereby.

12. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that which is permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first toward the payment of interest, but not in excess of the lesser of (i) the agreed upon Interest Rate as set forth herein or (ii) that which is permitted by law; and payments shall thereafter be credited toward the reduction of the outstanding Loan Amount.

The provisions of this Section 12 shall under no circumstances be superseded or waived and shall control every other provision of this Note and all other agreements and instruments entered into between the Company and the Holder in connection with this Note.

13. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to principles thereof relating to conflicts or choice of law.

14. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

15. Waiver. The Company hereby waives default, demand for payment, notice, presentment, protest and notice of nonpayment or dishonor and all other notices or demands relating to this instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

SYSOREX, INC.
a Nevada corporation

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	Chief Executive Officer

HOLDER:

INPIXON
a Nevada corporation

By:	/s/ Wendy Loundermon
Name:	Wendy Loundermon
Title:	VP of Finance

Address:	2479 E. Bayshore Road, Suite 195
Palo Alto, CA 94303

[Signature Page to Sysorex, Inc. – Secured Promissory Note (Inpixon)]

Schedule 1

Loan Disbursements and Outstanding Loan Amount

as of December 31, 20181

Disbursement Date	Amount

Current outstanding Loan Amount as of _____, 2018	$

1 To be provided and amended from time to time.